                                        LEASE


                                       BETWEEN


                                A. C. NIELSEN COMPANY


                                     AS LANDLORD

                                         AND


                                  TRANSTERRA COMPANY

                                      AS TENANT

                                 COVERING PREMISES AT


                                    10202 F STREET


                                   OMAHA, NEBRASKA




E0257
Revised September 1995

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                                  TABLE OF CONTENTS


ARTICLE

1.    Lease Premises

2.    Rental

3.    Increases in Taxes and Operating Expenses

4.    Work

5.    Possession

6.    Use

7.    Compliance With Laws

8.    Tenant's Obligations

9.    Repairs and Maintenance

10.   Services

11.   Alterations

12.   Surrender

13.   Subletting or Assignment

14.   Indemnification and Insurance

15.   Real Estate Taxes

16.   Damage and Destruction

17.   Condemnation

18.   Signs

19.   Parking

20.   Access

21.   Subordination and Non-Disturbance

22.   Holding Over

23.   Default

24.   Rules and Regulations

26.   Option to Renew

27.   Broker

28.   Quiet Enjoyment

29.   Notices

30.   Arbitration

31.   Landlord's Authority

32.   Titles of No Effect

33.   No Waiver of Remedy

34.   Binding Effect

35.   Estoppel Certificate

                                       EXHIBITS

A.    Outline of the Premises.

B.    Tenant's Estoppel Certificate

                                        LEASE


      This LEASE (the "Lease") is made as of the date set forth on the signature page below, between A. C. Nielsen Company, a Delaware Corporation having offices at 150 North Martingale Road, Schaumburg, IL 60173 (the "Landlord") and TransTerra Company, a Nebraska corporation having an office at 4211 South 102 St., Omaha, Nebraska 68127 (the "Tenant").


                                     WITNESSETH:


1.    LEASED PREMISES; TERM

a.    LEASED PREMISES

(1) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the space (the "Premises"), on the First floor of the building located at 10202 F Street, Omaha, Nebraska (the "Building"), which Premises are more particularly shown outlined on Exhibit A, attached hereto and made a part hereof.

(2)   Landlord represents that the Premises contain 4616 usable square feet.

b.    LEASE TERM

(1) The term of this Lease (the "Lease Term") shall commence on December 1, 1995 or at such date as the premises are substantially complete, whichever is earlier (the "Commencement Date").

(2) The Lease Term shall end 24 months after the commencement date, or such earlier date as this Lease may terminate as provided herein (the "Expiration Date").

(3) "Lease Year" shall mean each twelve-month period starting with the Commencement Date.

2.    RENTAL

a.    BASE RENT

Except as modified by Section c. of this Article 2, beginning on the Commencement Date, Tenant shall pay Landlord rent (the "Base Rent") at the annual rate of Fifty-seven thousand seven hundred dollars and eight cents ($57,700.08), payable in equal monthly installments of Four thousand eight hundred eight dollars and thirty-four cents ($4,808.34), in advance on the first day of each calendar month during the Lease Term, at Landlord's address set forth above, or at such other address as Landlord may specify by written notice to Tenant from time to time. This rental is based on an annual rental rate of $12.50 per rentable square foot.

b.    ADDITIONAL RENT

Tenant shall pay as Additional Rent Tenant's Proportionate Share of any Increase in Operating Expenses and Taxes for any Comparison Year over Operating Expenses and Taxes for the Base year (as those terms are hereinafter defined) in accordance with Article 3 of this Lease, and any other item defined in this Lease as an item of Additional Rent.

c.    PRORATION

Base Rent and Additional Rent for any portion of a month during the Lease Term shall be prorated.

3.    INCREASES IN TAXES AND OPERATING EXPENSES

a.    DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

(1) "Base Year" - The Base Year for Operating Expenses or the Base Year for Taxes, as the case may be, as those terms are hereinafter defined.

(2) "Base Year for Operating Expenses" - The period from January 1, 1996 through December 31, 1996. During any Extended Term (as hereinafter defined) the Base Year for Operating Expenses shall be changed to the calendar year or the Lease Year in which such Extended Term commences, whichever is later.

(3) "Base Year for Taxes" - The period from January 1, 1996 through December 31, 1996. During any Extended Term (as hereinafter defined), the Base Year for Taxes shall be changed to the calendar year or the first full tax year in which such Extended Term commences, whichever is later.

(4) "Comparison Year" - The twelve-month period of the Lease Term commencing on the termination of the Base Year for Operating Expenses, or the twelve-month period of the Lease Term commencing upon the termination of the Base Year for Taxes, as the case may be, and each twelve-month period thereafter.

(5) "Tenant's Proportionate Share" - The percentage arrived at by conversion of a fraction whose denominator is the number of rentable square feet in the Building (18,589 square feet) and whose numerator is the number of rentable square feet in the Premises (4616 square feet) or 24.83%.

(6) "Operating Expenses" - Those reasonable and competitive expenses paid by Landlord during the Base Year for Operating Expenses or a Comparison Year, with respect to the operation and maintenance of the Building, based upon one hundred percent (100%) occupancy of the Building in the Base Year, including cost of insurance, materials, supplies, labor, utilities, services, repairs, and maintenance, subject to the exclusions set forth in Section b. of this Article
3. The computation of Operating Expenses shall be made in accordance with generally accepted accounting principles consistently applied, and sound management practices as applied to the operation and maintenance of first-class office buildings.

(7) "Taxes" - The real estate taxes and assessments, special or otherwise, levied or assessed for the Base Year for Taxes or a Comparison Year, upon or with respect to the Building and the land upon which it is located (the "Land"), by the federal, state, or local government, provided that such Taxes are levied on the Building and Land as fully completed and assessed, and subject to the exclusions set forth in Section c. of this
Article 3.


b.    EXCLUSIONS FROM OPERATING EXPENSES

Operating Expenses shall exclude, without limitation, all of the following:

(1) The cost of any structural repairs or modifications or of any capital expenditures, improvements, or repairs.

(2) Expenses for repairs arising from any latent defect in the Building or Building equipment; or expenses for repairs for damage caused by any insurable casualty, which expenses are reimbursed by insurance carried by Landlord, or would be reimbursed by insurance required to be carried by Landlord pursuant to this Lease.

(3) Legal fees or expenses or arbitration costs incurred in enforcing the terms of any lease or resolving disputes between Landlord and any tenant of the Building as to the interpretation or administration of any lease.

(4) Any cost or expense incurred by Landlord for performing work or services for any other tenant pursuant to a lease with such tenant which landlord does not perform to any degree for Tenant under this Lease.

c.    EXCLUSIONS FROM TAXES

Taxes shall exclude, without limitation, all of the following:

(1) Any taxes attributable to improvements for other tenants over building standard, or to the construction of additional square footage or rentable area in the Building, or payable in connection with or resulting from the sale of the Building or Land after the date of this Lease.

(2) Any income, franchise, payroll, excise, corporate, estate, inheritance, capital stock or transfer tax levied on Landlord.

(3) Any water charges, sewer rents, or similar charges in the nature of payments for utilities, however denominated unless imposed as a substitute in whole or in part for real estate taxes; provided, however, that all such charges not included as Taxes shall be included as Operating Expenses.

(4)   Any late payment penalties or interest charges.

d.    LANDLORD'S STATEMENTS

(1) Within sixty (60) days after the end of the Base Year for Operating Expenses, or as soon thereafter as practicable, Landlord shall furnish Tenant with a detailed statement of the amount of Operating Expenses and Taxes for such Base Year (the "Base Year Statement").

(2) Within sixty (60) days after the end of the Base Year for Operating Expenses, or as soon thereafter as practicable, Landlord shall furnish Tenant with a detailed statement, (the "Annual Comparative Statement") setting forth:

      (i)    the amount of Operating Expenses and Taxes for such Base Year;

      (ii)   the amount of Operating Expenses and Taxes for such Comparison
             Year;

      (iii) the increase ("Increase") or decrease ("Decrease"), if any, in the Operating Expenses and Taxes for such Comparison Year in relation to the Operating Expenses and Taxes for such Base Year; and

      (iv) the amount of Tenant's Proportionate Share of any such Increase or Decrease.

(3) Tenant's Proportionate Share of any Increase or Decrease set forth in the Annual Comparative Statement shall be prorated if the Lease Term shall have ended, or shall be proportionately reduced to reflect the reduction of the Premises or Tenant's use of the Premises as a result of fire or other casualty or condemnation, prior to the last day of the Comparison year covered by such Annual Comparative Statement.

e.    REFUND UPON DECREASE

Tenant's Proportionate Share of any Decrease shall be refunded by Landlord to Tenant or credited to succeeding monthly installments of Base Rent and Additional Rent within thirty (30) days after receipt of Landlord's statement. In no instance shall such credit reduce monthly installments to less that the Base Rent.

f.    PAYMENT OF ADDITIONAL RENT

Tenant's Proportionate Share of any Increase shall be payable as Additional Rent as follows:

(1) Within thirty (30) days after receipt of any Annual Comparative Statement, Tenant shall pay to Landlord any unpaid Additional Rent, if any, due for the preceding Lease Year for Operating Expenses and Taxes, and for the period of the current Lease Year to the date of said statement, prorated on the basis of such expenses for the preceding Lease Year.

(2) As of the date of each Annual Comparative Statement, each monthly installment of Base Rent for the ensuing calendar months to the date of the next such statement shall be accompanied by a payment of Additional Rent in an amount equal to one-twelfth (1/12) of the amount payable as Additional Rent for the preceding Lease Year pursuant to any such statement.

(3) Any overpayment or underpayment of Additional Rent by Tenant for any Lease Year shall be adjusted when Landlord furnishes Tenant with the Annual Comparative Statement for such Lease Year or, at Landlord's election, by applying any overpayment as a credit to succeeding monthly installments of Base Rent and Additional Rent. In no instance shall such credit reduce the monthly installments to less than the Base Rent.

4.    WORK

a.    AVAILABILITY OF PREMISES

The premises are made available to tenant on an "As Is" condition. Any work done in premises must be performed at Tenant's expense and approved in advance in writing by Landlord. All contractors performing work in premises must be approved in advance by Landlord.

b.    LANDLORD'S WORK

In preparation for making premises available to Tenant, Landlord will do the following work:

      1.  Remove its belongings from premises
      2. Erect a demising wall and doorway to create common access to the restrooms.
      3. Create a doorway in the wall between the Landlord's reception area and the premises.



5.    POSSESSION

a.    DELIVERY OF POSSESSION

Landlord shall deliver possession of the Premises upon completion of Landlord's work.

b.    COMMENCEMENT DATE AGREEMENT

Promptly upon the Commencement Date, Landlord shall deliver to Tenant, and upon Tenant's approval both parties shall execute and deliver to each other, an agreement (the "Commencement Date Agreement") setting forth the actual Commencement Date, Rent Commencement Date, and Expiration Date.

6.    USE

a.    INTENDED USES

Tenant may use the Premises for general office purposes and related uses (the "Intended Uses").

b.    WARRANTIES ON USE

Landlord further represents and warrants that the Premises lawfully may be used for the Intended Uses.

c.    OTHER TENANTS AND USES

Landlord agrees that no part of the Complex will be leased or occupied for other than first-class office uses.


7.    COMPLIANCE WITH LAWS

a.    LANDLORD'S COMPLIANCE

Landlord shall comply with all laws to which the Building and the Premises may be subject during the Lease Term (other than compliance required by reason of Tenant's use of the Premises).

b.    TENANT'S COMPLIANCE

During the Lease Term, Tenant shall comply with all applicable laws, rules, regulations and ordinances with respect to the Premises of all federal, state, county, and municipal authorities having jurisdiction thereof which impose any duty arising out of Tenant's use of the Premises.

8.    TENANT`S OBLIGATIONS

a. In addition to Landlord's obligation to provide janitorial services for the Premises and maintenance services for the Building, Tenant will keep the Premises clean and maintain the Premises in good condition and repair.

b. Tenant will conduct its business and maintain the Premises in compliance with all laws, codes, regulations and ordinances.

c. Tenant shall be responsible for the cost of all repairs to the Building or Complex necessitated by any act or neglect of Tenant, its employees, its agents or its contractors.

d. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot which the floor was designed to carry and which is allowed by law. Business machines and equipment shall be placed and maintained by Tenant at Tenant's expense in a manner to absorb and prevent vibration, noise and annoyance.

9.    REPAIRS AND MAINTENANCE

a.    TENANT'S OBLIGATIONS

Tenant shall at its sole cost and expense make all repairs required by the negligence of Tenant or its officers, agents, servants, representatives, employees, or contractors, and keep the Premises in good order and condition, other than those matters that are within Landlord's obligation pursuant to this Lease.

b.    LANDLORD'S OBLIGATIONS

Landlord shall, as part of the rental payable hereunder:

(1) Maintain, repair, replace as necessary, and keep in good working order and condition throughout the Lease Term all equipment, facilities, pipes, lines and systems serving the Premises, including, without limitation, the Mechanical Systems of the Premises and Building, and all interior and exterior structural elements of the Premises and Building, including, without limitation, the doors, walls, windows, glass, ceilings, floors, foundation, and roof.

c.  STRUCTURAL AND MECHANICAL MAINTENANCE

Landlord shall throughout the Lease Term operate and maintain the Premises and Building and its structural and Mechanical Systems on a level comparable to standards maintained in other first-class buildings in the Area.


10.   SERVICES

a.    LANDLORD'S OBLIGATIONS

Landlord shall furnish the following utilities and services throughout the Lease Term, the costs of which utilities and services shall be included as Operating
Expenses:

(1) Heat, ventilation, and air-conditioning, Monday through Saturday, from 6:00 a.m. to 9:00 p.m.

(2) Hot and cold water at all times for lavatory, cleaning, drinking, food preparation and dining facility purposes.

(3) Electrical energy for lighting and the operation of all machines and equipment, including, without limitation, any computers used in the conduct of Tenant's business operations at the Premises, Mondays through Saturdays during the hours of 6:00 a.m. to 9:00 p.m. Landlord shall install and replace all lighting tubes, ballasts, lamps and bulbs used in the Premises in building standard fixtures.

(4) Electric current, fixtures, bulbs and equipment for the lighting of all common areas, including, without limitation, lobbies, public corridors and public elevator lobbies, as well as electric current for Building air-conditioning and heating machinery, elevators, other Building equipment, and all Mechanical Systems.


b.    ADDITIONAL SERVICES

In addition to the services, hours and amounts specified above, which are all included as part of the rental payable hereunder, Landlord shall also furnish all other, additional, or after-hours services reasonably requested by Tenant for its business operations at the Premises, and Tenant shall reimburse Landlord for Landlord's costs for such other, additional, or after-hours services.


11.   ALTERATIONS

Tenant may make alterations or improvements to the premises subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed.

12.   SURRENDER

At the expiration or earlier termination of this Lease, Tenant shall quit and surrender the Premises in substantially the same condition as they were after completion of the Work identified on Exhibit C, and after completion of any other alterations or improvements subsequent to that time, reasonable wear and tear and damage by fire, the elements, or other casualty excepted. All improvements made by Tenant to the Premises which are so attached that they cannot be removed without material injury to the Premises shall remain at the Premises and become the property of Landlord upon termination of this Lease. If Landlord shall require Tenant to remove any other items that are movable at the termination of the Lease Term, Landlord shall give Tenant notice of such requirement at the time that such items are installed. Otherwise, Tenant may at its option either abandon in place or remove any improvements, fixtures, paneling, floor covering, equipment, or partitions installed at its expense, provided that it repairs any damage caused by such removal or pays Landlord the cost of such repair.

13.   SUBLETTING OR ASSIGNMENT

Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises to any other entity, subject to Landlord's consent. Landlord, at its option, in lieu of approving sublease or assignment, may choose to reclaim premises and terminate Lease. If Landlord does not exercise such option and consents to requested sublease or assignment, any profit Tenant receives in its sublease or assignment must be divided equally with the Landlord.

Landlord's consent will not be required for assignment or sublet to subsidiary or affiliate of Tenant.



14.   INDEMNIFICATION AND INSURANCE

a.    INDEMNITY

Tenant and Landlord shall each indemnify and hold the other harmless from all liability, claims, expenses and penalties resulting from any breach by such party of any of its obligations pursuant to this Lease, or from the negligence, acts or omissions of such party or its partners, officers, agents, representatives, servants, employees, contractors or invitees.

b.    LANDLORD'S INSURANCE

Landlord shall maintain a policy of all-risk fire and extended coverage insurance on the Building, its improvements and fixtures, the cost of which insurance shall be included as an Operating Expense.

c.    WAIVER OF SUBROGATION

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions, or causes of action against each other or their agents, officers, partners, representatives, employees, servants, contractors and invitees for any loss or damage that may occur to the Premises, the Building, improvements or fixtures therein or thereon, or any personal property within the Building, from any cause whatsoever which would be covered by any insurance required to be carried by Tenant or Landlord pursuant to this Article, or which actually is insured against under the terms of an all-risk fire and extended coverage insurance policy, regardless of cause or origin, including the negligence of Landlord or Tenant or their agents, officers, partners, representatives, servants, employees, contractors, or invitees.

d.    TENANT'S INSURANCE

Tenant shall maintain a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage). Tenant shall also maintain an all-risk policy on all property of Tenant and its employees while in the Building, the Premises or the Complex. Tenant shall also maintain all insurance required by law, including unemployment and workman's compensation insurance, and shall require any third-party retained by Tenant to do the same. Landlord shall be named as an "additional insured" on all such insurance policies.

e.    AMOUNTS OF INSURANCE

Landlord and Tenant agree to maintain in full force and effect throughout the Lease Term adequate property and liability insurance covering their obligations and liabilities pursuant to this lease, and to furnish each other upon request with certificates of insurance evidencing such coverages and waivers of subrogation rights against each other.

f.    TENANT'S RISK

Tenant occupies and uses the Premises, and areas of the Building and Complex at its own risk. Landlord shall have no liability to Tenant for any loss or damage to Tenant's property. It is Tenant's responsibility to insure itself against loss from such risk.


15.   REAL ESTATE TAXES

Landlord shall pay real estate taxes, charges and assessments levied against the Premises, the Building and the Complex, and their improvements, all of which taxes, charges and assessments shall be included as Taxes.

16.   DAMAGE AND DESTRUCTION

a.    PARTIAL DAMAGE

(1) In the event that the Premises shall be partially damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord as quickly as possible, and the Base Rent and Additional Rent shall be abated and apportioned from the date of such damage until such repairs are fully
completed, according to the affected portion of the Premises.   Promptly after
the casualty Landlord shall begin and shall thereafter diligently pursue to completion the work required to restore the Premises to the condition they were in immediately prior to the occurrence of the casualty.

(2) Landlord shall use its best efforts to notify Tenant within thirty (30) days after the casualty stating its best estimation of how long restoration of the Premises will take. If the Premises cannot be reasonably restored within 120 days of the casualty, Tenant may cancel this Lease on written notice to Landlord not less that 30 days prior to cancellation date.

b.    TOTAL DESTRUCTION

If the Premises are totally damaged by fire or other casualty or rendered substantially unusable for the Intended uses, this Lease shall terminate as of the date of such casualty at the election of either party, written notice of such election to be given to the other party within thirty (30) days after such casualty. In the event of any such casualty, Base Rent and Additional Rent shall cease as of the date of such casualty. If neither party elects to terminate this Lease, Landlord shall rebuild and restore the Premises, the Building, and the Complex as quickly as possible to the condition they were in immediately prior to the occurrence of the casualty, including restoration of the Work identified on Exhibit C and any improvements made to "substantially complete" the Premises, provided that if the Premises are not fully restored within one hundred twenty (120) days from the date of the casualty, Tenant shall have the option, but not the obligation, to terminate this Lease.

17.   CONDEMNATION

If any portion of the Building, Premises, or parking areas that is condemned or taken by eminent domain shall result in Tenant's loss of reasonable access to the Premises or shall render the balance of the Premises unsuitable for the Intended Uses, Tenant may at its option cancel this Lease upon thirty
(30) days' prior written notice to Landlord, effective as of Tenant's surrender of possession of the Premises. It a portion of the Premises is taken which does not render the balance unsuitable for the Intended Uses, Landlord shall, at its expense, restore the reduced Premises as far as practicable to the condition existing just prior to such taking, and the Base Rent and Additional Rent shall thereafter be equitably abated. Tenant shall have the right to appear at any condemnation proceeding to claim any separate award with respect to the value of Tenant's fixtures, improvements, furniture, partitions, equipment, relocation expenses, and loss of business.

18.   SIGNS

All Tenant signage must be approved in advance by Landlord in writing.

19.   PARKING

Tenant shall have access to parking spaces on a "first come, first served" basis.

20.   ACCESS

Landlord and Landlord's authorized agents shall have the right from time to time during Tenant's normal business hours, upon reasonable prior notice to Tenant (except in emergencies), to enter the Premises for the purpose of making repairs required pursuant to this Lease or agreed upon by the parties, or during the last three months of the Lease Term (unless Tenant exercises any renewal option) for the purpose of showing the Premises to prospective tenants and purchasers, provided that such entry does not interfere with the conduct of Tenant's business or its use of the Premises.

21.   SUBORDINATION AND NON-DISTURBANCE

a.    SUBORDINATION

Subject to the following conditions precedent, this Lease shall be subject and subordinate to the lien of all mortgages and underlying leases that may now or hereafter affect the real property of which the premises are a part and to all renewals, extensions, modifications, amendments, replacements, and consolidations thereof.


b.    SUBORDINATION AGREEMENTS

Tenant agrees to promptly execute and deliver any instruments confirming such subordination as requested by any mortgage or ground lessor. In the event Tenant does not execute and deliver any such instrument on its own behalf within five days of its receipt, Tenant appoints Landlord its attorney-in-fact to execute and deliver any such instrument on Tenant's behalf. No property owned or removable by Tenant shall be subject to the lien of any mortgage.

22.   HOLDING OVER

If Tenant remains in possession of the Premises after the expiration of the Lease Term or any extension or renewal thereof without agreement of the parties, such possession shall be as a month-to-month tenant, at a monthly Base Rent equal to 200% of the Monthly Base Rent payable during the last month of the preceding term, as liquidated damages. In no event shall this Lease renew for any term other than month-to-month by reason of such holding over, unless by written agreement between Landlord and Tenant.


23.   DEFAULT

a.    EVENTS OF DEFAULT

The following events shall each be deemed a default under this Lease:

(1) The failure of Tenant to pay any installment of Base Rent or Additional Rent within fifteen (15) days after Tenant's receipt of prior written notice of such failure from Landlord;

(2) The failure of Tenant to perform any other requirement of this Lease which failure continues for thirty (30) days after Tenant's receipt of prior written notice of such failure from Landlord (excepting, however, any requirement which cannot be cured within said thirty-day period and which Tenant has commenced and with due diligence is proceeding to cure);

(3) The filing by Tenant of a voluntary petition in bankruptcy or for reorganization, the making by Tenant of an assignment for the benefit of its creditors, the admission in writing by Tenant that it is unable to pay its debts generally as they become due, or the issuance of a court order or decree that the Tenant is adjudicated a bankrupt or declared insolvent, or is dissolved; or

(4) The filing of a petition proposing the liquidation or reorganization of Tenant pursuant to the Federal Bankruptcy Act against Tenant which petition is not discharged or denied within sixty (60) days after the date on which it was filed.

b.    LANDLORD'S RIGHTS ON DEFAULT

If during the Lease Term any default should occur, then providing that Tenant is not in good faith contesting Landlord's allegations of default by appropriate legal proceedings, Landlord may terminate this lease on not less than ten (10) days' prior written notice to Tenant, and Tenant shall quit and surrender the Premises to Landlord. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter, by any lawful means, remove Tenant or any other occupants and their effects, and resume possession of the Premises.

c.    DAMAGES ON TENANT'S DEFAULT

In the event of any such default and termination of this Lease by Landlord, Landlord shall use its best efforts to re-let the Premises as soon as possible thereafter and mitigate its damages. Tenant shall be liable to pay Landlord all the following amounts as liquidated damages:

(1)   Any unpaid Base Rent and Additional Rent;

(2) Landlord's costs and expenses of recovering possession of the Premises, including reasonable attorney's fees therefor;

(3)   Landlord's costs of repairing any damage caused by Tenant to the Premises;
and

(4) The Base Rent monthly as it becomes due and owing throughout the remainder of the Lease Term, until and except to the extent that Landlord is able to recoup such Base Rent by leasing the Premises or any portion thereof to another tenant or tenants.


24.   RULES AND REGULATIONS

Landlord has the right to establish rules and regulations applicable to the Building and the Complex, and to Tenant's occupancy and use of the Premises; provided, however, that such rules and regulations shall not be construed to prevent Tenant from using the Premises for the Intended Uses.

25.   RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

a.    TENANT'S RIGHT

Tenant shall have a right of first refusal to lease any contiguous space on the same floor as the premises (the "Additional Space"), as it becomes available during the Lease Term or any extension thereof. In the event Tenant does not exercise such right in any case, Landlord may then lease the Additional Space to another party. Failure to exercise its right in any particular case shall not prejudice Tenant's later first right of refusal to lease that Additional Space or other Additional Space as it becomes available in the future. Such space shall be made available to Tenant at the then escalated rental rate.

b.    LEASE AMENDMENT

In each instance when the Tenant accepts the Additional Space, the Landlord and Tenant shall enter into a lease for such Additional Space on the same terms as the Lease, and appropriately amending the area, percentages, rent, and making the lease for such Additional Space co-terminous with this Lease.

26.   OPTION TO RENEW

Providing Tenant is not, and has not been, in default under the terms of this Lease, the Landlord shall, not later that June 1, 1997, advise the Tenant in writing whether the Landlord will extend to the Tenant the right to renew the Lease for a further period to be mutually agreed between the landlord and the Tenant, commencing upon the expiration hereof, upon the same terms and conditions as set out herein, save as to the rental rate and to any further right of renewal. The Tenant shall have thirty days to accept or reject the Landlord's offer.

27.   BROKER

Landlord and Tenant mutually represent to each other that they have not negotiated with any broker in connection with this Lease. Each party agrees that if a claim is made against the other party for a commission or fee by reason of the acts of such party, the party upon whose acts such claim is predicated shall indemnify, defend, and hold the other party harmless from and against any and all liability and expenses in connection with such claim, up to the amount of the commission claimed.


28.   QUIET ENJOYMENT

Landlord covenants that as long as Tenant is not in default hereunder beyond the applicable grace or cure periods, Tenant shall peacefully and quietly have, hold and enjoy the Premises during the entire Lease Term including any extensions or renewals thereof.

29.   NOTICES

Any and all notices hereunder shall be in writing, sent by overnight courier, or by certified or registered mail, return receipt requested, and shall be effective upon receipt, except as otherwise provided in this Lease. Notices to Landlord shall be sent to Landlord's address set forth on the first page of this Lease. Notices to Tenant shall be sent to Tenant at its address set forth on the first page of this Lease, Attention: Thomas J. Pleiss, Vice President.

30.   ARBITRATION

Any dispute arising out of this Lease shall at the option of either party be settled by arbitration. Within ten (10) days after either party shall have requested arbitration in writing, the parties shall agree on an impartial arbitrator, and failing agreement, such arbitrator shall be selected by the American Arbitration Association at the request of either party. The arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association, and judgment upon the award granted by the arbitrator may be entered in any court having jurisdiction thereof. Fees, costs and expenses of the arbitrator shall be borne by the party against whom the arbitration shall be determined, or in such proportions as the arbitrator shall designate.


31.   LANDLORD'S AUTHORITY

Landlord represents that it is the sole owner of the Building and the Land, that it has the full right and authority to enter into this Lease, and that the execution of this Lease by the officer(s) executing it as Landlord's agent(s) has been duly authorized by all required actions of Landlord's Board of Directors (or, if Landlord is a partnership, that the general partner(s) executing this Lease has (have) full authority to bind Landlord pursuant to the Partnership Agreement and all other agreements to which Landlord is a party).


32.   TITLES OF NO EFFECT

The titles of Articles and Sections set forth in this Lease are intended for ease of reference only, and shall have no force or effect in the interpretation of this Lease.

33.   NO WAIVER OF REMEDY

The failure of Landlord or Tenant to insist upon strict performance of any of the terms, conditions, or covenants of this Lease shall not be deemed a waiver of any rights or remedies that such party may have, and shall not be deemed a waiver of any such or any subsequent breach or default of the terms, conditions, or covenants of this Lease.

34.   BINDING EFFECT

All rights and remedies of Landlord and Tenant under this Lease shall extend to the representatives, successors and assigns of both parties. Each of the provisions of this Lease shall extend to and bind or inure to the benefit of not only Landlord and Tenant, but also their successors, representatives and assigns.

35.   ESTOPPEL CERTIFICATE

Tenant shall upon at least thirty (30) days prior written notice execute and deliver a statement in writing in the form attached as Exhibit B stating (a) whether or not this Lease has been modified; (b) the date to which the Base
Rent has been paid; and (c) whether or not, to Tenant's knowledge there exists any uncured default on the part of the Landlord under this Lease, and specifying the nature of such default.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 5th day of October, 1995.


Witness                                   ____________________________(LANDLORD)


/s/ Carolyn E. Adams                      By: /s/ Ronald F. Eggert
--------------------                         -----------------------------------
                                         Name: RONALD F. EGGERT
                                               ---------------------------------
                                         Title: CONTROLLER
                                               --------------------------------


Witness:                                  TRANSTERRA CO.                (TENANT)
                                          ------------------------------


/s/ Pamela J. Reynolds                    By: /s/ Thomas J. Pleiss
----------------------                       -----------------------------------
                                         Name: THOMAS J. PLEISS
                                              ---------------------------------
                                         Title: VICE PRESIDENT
                                               --------------------------------



LEASE-3
September 1995
E0257

EXHIBIT A of E0257

                                      EXHIBIT A


                                 OUTLINE OF PREMISES

                                    TO BE ATTACHED